Exhibit 99.1
NEWS RELEASE

FOR RELEASE: IMMEDIATE

GATX CORPORATION REPORTS 2018 FIRST-QUARTER RESULTS
CHICAGO, April 19, 2018 - GATX Corporation (NYSE:GATX) today reported 2018 first quarter net income of $76.3 million or $1.98 per diluted share, compared to net income of $57.5 million or $1.44 per diluted share in the first quarter of 2017.
Brian A. Kenney, president and chief executive officer of GATX, stated, “The condition of the North American railcar leasing market in the first quarter was consistent with our expectations entering the year. Rail industry carload data and operating metrics showed mixed performance relative to 2017, and 2018 improvement in the railcar leasing market remains uncertain due to the oversupply of existing railcars and the large railcar manufacturing backlog.
“GATX’s fleet utilization remained stable at 98.2% in the quarter due to outstanding execution by our commercial team. We continue to effectively deploy railcars and have currently placed new railcar deliveries with customers through the end of 2018. The renewal lease rate change of GATX’s Lease Price Index (“LPI”) was negative 11.6%, with an average renewal term of 34 months. While this LPI metric improved, we expected quarterly volatility in 2018, and we still anticipate the 2018 annual change to be at least negative 25% as market lease rates remain at low levels. The secondary railcar market was strong as evidenced by our remarketing income of $50.0 million for the quarter, which represents the majority of our expected remarketing activity for 2018.
“Rail International produced solid operating results, with GATX Rail Europe’s fleet utilization at 96.7%. The lease rate environment in Europe has stabilized and demand for new cars remains steady. American Steamship Company’s sailing season began at the end of March, and ten vessels are currently scheduled to operate in 2018. The Rolls-Royce and Partners Finance affiliates had another excellent quarter as demand for spare aircraft engines continues to be strong.”
Mr. Kenney concluded, “The year is progressing as we expected, and therefore at this time our 2018 full-year earnings estimate is unchanged at $4.55 - $4.75 per diluted share.”
RAIL NORTH AMERICA
Rail North America reported segment profit of $108.9 million in the first quarter of 2018, compared to $93.0 million in the first quarter of 2017. Higher gains on asset dispositions in the first quarter of 2018 were partially offset by lower lease revenue, resulting in higher segment profit in 2018.
At March 31, 2018, Rail North America’s wholly owned fleet comprised approximately 119,000 railcars, including approximately 16,200 boxcars. The following fleet statistics and performance discussion exclude the boxcar fleet.

Fleet utilization was 98.2% at the end of the first quarter, compared to 98.2% at the end of the prior quarter and 99.1% at the end of the first quarter of 2017. During the first quarter of 2018, the renewal lease rate change of the GATX Lease Price Index (“LPI”) was negative 11.6%. This compares to negative 32.4% in the prior quarter and negative 32.6% in the first quarter of 2017. The average lease renewal term for cars included in the LPI during the first quarter was 34 months, compared to 36 months in the prior quarter and 29 months in the first quarter of 2017. The first quarter renewal success rate was 76.7%. Rail North America’s investment volume during the first quarter was approximately $137 million.
Additional fleet statistics, including information about the boxcar fleet, and macroeconomic data related to Rail North America’s business are provided on the last page of this press release.
RAIL INTERNATIONAL
Rail International’s segment profit was $19.0 million in the first quarter of 2018, compared to $13.4 million in the first quarter of 2017. The improvement in segment profit was primarily driven by more cars on lease and a favorable foreign exchange variance.
At March 31, 2018, GATX Rail Europe’s (GRE) fleet consisted of approximately 23,000 cars and utilization was 96.7%, compared to 96.8% at the end of the prior quarter and 95.0% at the end of the first quarter of 2017. Additional fleet statistics for GRE are provided on the last page of this press release.
AMERICAN STEAMSHIP COMPANY
American Steamship Company (ASC) reported a segment profit of $0.8 million in the first quarter of 2018, compared to a segment loss of $0.2 million in the first quarter of 2017. ASC’s operations are limited during the first quarter as the vessels are in winter lay-up from mid-January through late-March.
PORTFOLIO MANAGEMENT
Portfolio Management reported segment profit of $13.9 million in the first quarter of 2018, compared to $14.7 million in the first quarter of 2017. The operating environment at Rolls-Royce and Partners Finance affiliates is positive with higher affiliate income in the first quarter of 2018.

COMPANY DESCRIPTION
GATX Corporation (NYSE:GATX) strives to be recognized as the finest railcar leasing company in the world by its customers, its shareholders, its employees and the communities where it operates. As the leading global railcar lessor, GATX has been providing quality railcars and services to its customers for 120 years. GATX has been headquartered in Chicago, Illinois, since its founding in 1898. For more information, please visit the Company’s website at www.gatx.com.

TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss its 2018 first-quarter results. Call details are as follows:
Thursday, April 19th
11:00 A.M. Eastern Time
Domestic Dial-In: 1-800-667-5617
International Dial-In: 1-334-323-0505
Replay: 1-888-203-1112 or 1-719-457-0820/Access Code: 8245161

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.

FORWARD-LOOKING STATEMENTS
Statements in this Earnings Release not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would”, and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.
The following factors, in addition to those discussed in our other filings with the SEC, including our Form 10-K for the year ended December 31, 2017 and subsequent reports on Form 10-Q, could cause actual results to differ materially from our current expectations expressed in forward-looking statements:

•
exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving our railcars
•
inability to maintain our assets on lease at satisfactory rates due to oversupply of railcars in the market or other changes in supply and demand
•
a significant decline in customer demand for our railcars or other assets or services, including as a result of:
◦
weak macroeconomic conditions
◦
weak market conditions in our customers' businesses
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declines in harvest or production volumes
◦
adverse changes in the price of, or demand for, commodities
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changes in railroad operations or efficiency
◦
changes in supply chains
◦
availability of pipelines, trucks, and other alternative modes of transportation
◦
other operational or commercial needs or decisions of our customers
•
higher costs associated with increased railcar assignments following non-renewal of leases, customer defaults, and compliance maintenance programs or other maintenance initiatives
•
events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure
•
financial and operational risks associated with long-term railcar purchase commitments
•
reduced opportunities to generate asset remarketing income

•
operational and financial risks related to our affiliate investments, including the Rolls-Royce & Partners Finance joint ventures
•
the impact of changes to the Internal Revenue Code as a result of the Tax Cuts and Jobs Act of 2017, and uncertainty as to how this legislation will be interpreted and applied.
•
fluctuations in foreign exchange rates
•
failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees
•
asset impairment charges we may be required to recognize
•
deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs
•
competitive factors in our primary markets, including competitors with a significantly lower cost of capital than GATX
•
risks related to international operations and expansion into new geographic markets
•
changes in, or failure to comply with, laws, rules, and regulations
•
inability to obtain cost-effective insurance
•
environmental remediation costs
•
inadequate allowances to cover credit losses in our portfolio
•
inability to maintain and secure our information technology infrastructure from cybersecurity threats and related disruption of our business

FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Jennifer McManus
Director, Investor Relations
GATX Corporation
312-621-6409
jennifer.mcmanus@gatx.com

Investor, corporate, financial, historical financial, and news release information may be found at www.gatx.com.

(04/19/18)

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In millions, except per share data)

	Three Months Ended March 31

	2018	2017
Revenues
Lease revenue	$273.2	$272.7
Marine operating revenue	14.2	17.0
Other revenue	17.9	26.4
Total Revenues	305.3	316.1
Expenses
Maintenance expense	81.2	77.9
Marine operating expense	12.5	12.9
Depreciation expense	77.4	72.0
Operating lease expense	13.0	15.8
Other operating expense	8.6	9.6
Selling, general and administrative expense	44.9	42.7
Total Expenses	237.6	230.9
Other Income (Expense)
Net gain on asset dispositions	56.1	24.9
Interest expense, net	(39.9)	(39.2)
Other expense	(1.3)	(1.5)
Income before Income Taxes and Share of Affiliates’ Earnings	82.6	69.4
Income taxes	(20.6)	(20.6)
Share of affiliates’ earnings, net of taxes	14.3	8.7
Net Income	$76.3	$57.5

Share Data
Basic earnings per share	$2.02	$1.46
Average number of common shares	37.9	39.4
Diluted earnings per share	$1.98	$1.44
Average number of common shares and common share equivalents	38.5	39.9
Dividends declared per common share	$0.44	$0.42

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In millions)

	March 31	December 31
	2018	2017
Assets
Cash and Cash Equivalents	$233.1	$296.5
Restricted Cash	4.3	3.2
Receivables
Rent and other receivables	71.3	83.4
Finance leases	133.8	136.1
Less: allowance for losses	(6.6)	(6.4)
	198.5	213.1

Operating Assets and Facilities	9,191.8	9,045.4
Less: allowance for depreciation	(2,897.7)	(2,853.3)
	6,294.1	6,192.1

Investments in Affiliated Companies	455.9	441.0
Goodwill	87.3	85.6
Other Assets	194.8	190.9
Total Assets	$7,468.0	$7,422.4

Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	$141.4	$154.3
Debt
Commercial paper and borrowings under bank credit facilities	4.4	4.3
Recourse	4,359.5	4,371.7
Capital lease obligations	12.2	12.5
	4,376.1	4,388.5

Deferred Income Taxes	879.8	853.7
Other Liabilities	231.0	233.2
Total Liabilities	5,628.3	5,629.7
Total Shareholders’ Equity	1,839.7	1,792.7
Total Liabilities and Shareholders’ Equity	$7,468.0	$7,422.4

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended March 31, 2018
(In millions)

	Rail N.A.	Rail Int’l	ASC	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$219.5	$52.4	$1.0	$0.3	$—	$273.2
Marine operating revenue	—	—	9.8	4.4	—	14.2
Other revenue	15.8	2.0	—	0.1	—	17.9
Total Revenues	235.3	54.4	10.8	4.8	—	305.3
Expenses
Maintenance expense	68.1	12.5	0.6	—	—	81.2
Marine operating expense	—	—	8.2	4.3	—	12.5
Depreciation expense	61.5	14.1	—	1.8	—	77.4
Operating lease expense	13.0	—	—	—	—	13.0
Other operating expense	6.9	1.5	—	0.2	—	8.6
Total Expenses	149.5	28.1	8.8	6.3	—	192.7
Other Income (Expense)
Net gain on asset dispositions	54.1	1.6	0.1	0.3	—	56.1
Interest (expense) income, net	(30.2)	(8.7)	(1.3)	(2.3)	2.6	(39.9)
Other expense	(0.9)	(0.2)	—	—	(0.2)	(1.3)
Share of affiliates’ pre-tax income	0.1	—	—	17.4	—	17.5
Segment profit	$108.9	$19.0	$0.8	$13.9	$2.4	$145.0
Less:
Selling, general and administrative expense						44.9
Income taxes (includes $3.2 related to affiliates’ earnings)						23.8
Net income						$76.3
Selected Data:
Investment volume	$136.5	$29.5	$11.7	$—	$0.7	$178.4
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$49.9	$—	$0.1	$—	$—	$50.0
Residual sharing income	0.1	—	—	0.3	—	0.4
Non-remarketing disposition gains (1)	4.1	1.6	—	—	—	5.7
Asset impairments	—	—	—	—	—	—
	$54.1	$1.6	$0.1	$0.3	$—	$56.1

(1) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended March 31, 2017
(In millions)

	Rail N.A.	Rail Int’l	ASC	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$227.2	$43.3	$1.0	$1.2	$—	$272.7
Marine operating revenue	—	—	6.4	10.6	—	17.0
Other revenue	24.8	1.1	—	0.5	—	26.4
Total Revenues	252.0	44.4	7.4	12.3	—	316.1
Expenses
Maintenance expense	67.7	10.0	0.2	—	—	77.9
Marine operating expense	—	—	5.3	7.6	—	12.9
Depreciation expense	59.0	11.2	0.1	1.7	—	72.0
Operating lease expense	15.0	—	0.8	—	—	15.8
Other operating expense	8.1	1.2	—	0.3	—	9.6
Total Expenses	149.8	22.4	6.4	9.6	—	188.2
Other Income (Expense)
Net gain on asset dispositions	23.8	0.8	—	0.3	—	24.9
Interest (expense) income, net	(31.1)	(7.9)	(1.2)	(2.2)	3.2	(39.2)
Other (expense) income	(2.0)	(1.5)	—	2.3	(0.3)	(1.5)
Share of affiliates’ pre-tax income	0.1	—	—	11.6	—	11.7
Segment profit (loss)	$93.0	$13.4	$(0.2)	$14.7	$2.9	$123.8
Less:
Selling, general and administrative expense						42.7
Income taxes (includes $3.0 related to affiliates’ earnings)						23.6
Net income						$57.5
Selected Data:
Investment volume	$102.8	$18.7	$7.3	$—	$0.2	$129.0
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$21.1	$—	$—	$—	$—	$21.1
Residual sharing income	0.1	—	—	0.3	—	0.4
Non-remarketing disposition gains (1)	2.6	0.8	—	—	—	3.4
Asset impairments	—	—	—	—	—	—
	$23.8	$0.8	$—	$0.3	$—	$24.9

(1) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except leverage)

	3/31/2017	6/30/2017	9/30/2017	12/31/2017	3/31/2018
Assets by Segment, as adjusted (non-GAAP)*
Rail North America	$5,269.4	$5,304.3	$5,296.3	$5,334.0	$5,362.2
Rail International	1,116.0	1,209.3	1,249.4	1,291.5	1,329.0
ASC	307.5	322.0	310.2	286.6	298.2
Portfolio Management	597.4	573.2	614.0	580.6	593.1
Other	72.2	63.9	60.6	65.7	59.8
Total Assets, excluding cash, as adjusted (non-GAAP)	$7,362.5	$7,472.7	$7,530.5	$7,558.4	$7,642.3
Debt, Net of Unrestricted Cash*
Unrestricted cash	$(155.2)	$(284.3)	$(199.2)	$(296.5)	$(233.1)
Commercial paper and bank credit facilities	3.0	15.7	15.7	4.3	4.4
Recourse debt	4,250.9	4,261.2	4,266.7	4,371.7	4,359.5
Capital lease obligations	13.5	13.1	12.8	12.5	12.2
Total debt, net of unrestricted cash (GAAP)	4,112.2	4,005.7	4,096.0	4,092.0	4,143.0
Off-balance sheet recourse debt	424.6	488.6	471.5	435.7	411.7
Total recourse debt, net of unrestricted cash, as adjusted (non-GAAP) (1)	$4,536.8	$4,494.3	$4,567.5	$4,527.7	$4,554.7
Shareholders’ Equity (2)	$1,385.2	$1,443.0	$1,470.2	$1,792.7	$1,839.7
Recourse Leverage (3)	3.3	3.1	3.1	2.5	2.5
 _________

(1)	Includes on- and off-balance sheet recourse debt; capital lease obligations; commercial paper and bank credit facilities, net of unrestricted cash.

(2)	Balances for 12/31/2017 and 3/31/2018 reflect the impact of the Tax Cuts and Jobs Act recognized in the fourth quarter of 2017.

(3)	Calculated as total recourse debt / shareholder's equity.

Reconciliation of Total Assets, excluding cash (GAAP) to Total Assets, excluding cash, as adjusted (non-GAAP)
Total Assets	$7,096.9	$7,272.1	$7,261.9	$7,422.4	$7,468.0
Less: cash	(159.0)	(288.0)	(202.9)	(299.7)	(237.4)
Total Assets, excluding cash (GAAP)	6,937.9	6,984.1	7,059.0	7,122.7	7,230.6
Add off-balance sheet assets:
Rail North America	423.9	488.1	471.3	435.7	411.7
ASC	0.7	0.5	0.2	—	—
Total off-balance sheet assets	424.6	488.6	471.5	435.7	411.7
Total Assets, excluding cash, as adjusted (non-GAAP)	$7,362.5	$7,472.7	$7,530.5	$7,558.4	$7,642.3

(*) We include total on- and off-balance sheet assets because certain operating assets are accounted for as operating leases and are not recorded on the balance sheet. We include these leased-in assets in our calculation of total assets (as adjusted) because we believe it gives investors a more comprehensive representation of the magnitude of the assets we operate and that drive our financial performance. In addition, this calculation of total assets (as adjusted) provides consistency with other non-financial information we disclose. We also provide information regarding our leverage ratios, which are expressed as a ratio of debt (including off-balance sheet debt) to equity. The off-balance sheet debt amount in this calculation is the equivalent of the off-balance sheet asset amount. We believe reporting this corresponding off-balance sheet debt amount provides investors and other users of our financial statements with a more comprehensive representation of our debt obligations, leverage, and capital structure.

 GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	3/31/2017	6/30/2017	9/30/2017	12/31/2017	3/31/2018
Rail North America Statistics
Lease Price Index (LPI) (1)
Average renewal lease rate change	(32.6)%	(21.4)%	(27.0)%	(32.4)%	(11.6)%
Average renewal term (months)	29	32	35	36	34
Fleet Rollforward (2)
Beginning balance	104,522	103,672	104,007	103,692	103,730
Cars added	795	1,224	637	786	1,226
Cars scrapped	(806)	(640)	(854)	(600)	(673)
Cars sold	(839)	(249)	(98)	(148)	(1,686)
Ending balance	103,672	104,007	103,692	103,730	102,597
Utilization	99.1%	98.8%	98.5%	98.2%	98.2%
Average active railcars	102,976	102,760	102,555	102,078	101,208
Boxcar Fleet
Ending balance	17,415	17,138	16,555	16,398	16,227
Utilization	92.9%	90.2%	92.4%	92.6%	93.5%
Rail Europe Statistics
Fleet Rollforward
Beginning balance	23,122	23,131	23,180	23,227	23,166
Cars added	207	288	179	197	63
Cars scrapped/sold	(198)	(239)	(132)	(258)	(225)
Ending balance	23,131	23,180	23,227	23,166	23,004
Utilization	95.0%	95.7%	95.6%	96.8%	96.7%
Average active railcars	22,012	22,024	22,215	22,290	22,237
Rail North America Industry Statistics
Manufacturing Capacity Utilization Index (3)	75.8%	76.6%	76.1%	77.3%	78.0%
Year-over-year Change in U.S. Carloadings (excl. intermodal) (4)	5.7%	6.4%	3.8%	2.9%	(0.3)%
Year-over-year Change in U.S. Carloadings (chemical) (4)	(1.2)%	0.1%	0.2%	1.2%	3.1%
Year-over-year Change in U.S. Carloadings (petroleum) (4)	(13.2)%	(14.1)%	(14.8)%	(12.2)%	3.3%
Production Backlog at Railcar Manufacturers (5)	60,471	66,561	64,253	58,275	n/a (6)
American Steamship Company Statistics
Total Net Tons Carried (millions)	1.0	8.5	9.8	8.5	0.9
 _________
(1) GATX's Lease Price Index (LPI) is an internally-generated business indicator that measures lease rate pricing on renewals for our North American railcar fleet, excluding boxcars. The index is calculated using the weighted average lease rate for a group of railcar types that GATX believes best represents its overall North American fleet, excluding boxcars. The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring lease rate, weighted by fleet composition. The average renewal lease term is reported in months and reflects the average renewal lease term of railcar types in the LPI, weighted by fleet composition.
(2) Excludes boxcar fleet.
(3) As reported and revised by the Federal Reserve.
(4) As reported by the Association of American Railroads (AAR).
(5) As reported by the Railway Supply Institute (RSI).
(6) Not available, not published as of the date of this release.